10/4/06 —FOR IMMEDIATE RELEASE

For More Information Contact:

Alan Katz, CJP Communications for
Platinum Energy Resources, Inc.
Public & Investor Relations
212-279-3115 x211
alan@cjpcom.com

PLATINUM ENERGY RESOURCES, INC. ANNOUNCES RESTRUCTURING OF
PREVIOUSLY ANNOUNCED MERGER WITH TANDEM ENERGY HOLDINGS

NEW YORK (October 5, 2006) — Platinum Energy Resources, Inc. (“Platinum Energy”) (OTCBB: PGRI.OB, PGRIU.OB, PGRIW.OB), announced today it has restructured its proposed transaction with Tandem Energy Holdings, Inc. (“Tandem”) from a merger transaction to an acquisition of the assets of Tandem’s operating subsidiary, Tandem Energy Corporation (“TEC”), pursuant to a plan of reorganization under Section 368(a)(1)(C)of the Internal Revenue Code. As part of the new agreement, Platinum Energy will acquire all of the assets and assume all of the liabilities of TEC, including approximately $42 million of TEC’s debt, in exchange for the issuance of approximately 8 million PGRI shares to TEC shareholders. The total number of shares to be received by TEC will be $60 million divided by the per share cash value of the Platinum Energy IPO trust account at the time of closing. The per share cash value was $7.52 as of September 30, 2006. After the transaction is consummated, TEC and its parent, Tandem, will liquidate and distribute the PGRI shares to Tandem’s shareholders. As part of the new agreement, current Tandem CEO Tim Culp has agreed to serve on the Platinum Energy board of directors.

As a result of the transaction’s new structure, Platinum Energy expects to have approximately $60 million of available cash at the close, in addition to a credit facility which it expects to close shortly after the consummation of the transaction. Platinum Energy intends to use such funds for, among other things, drilling and other capital expenditures relating to the TEC assets, future acquisitions and possibly the repurchase of shares of its common stock through a share buy back program which the board is currently considering.

Under the restructured transaction, the date by which the close of the transaction must occur has been reset to December 31, 2006. Consummation of the acquisition is conditioned upon, among other things, the effectiveness of Platinum Energy’s registration statement relating to the shares of PGRI common stock being issued as consideration for the asset acquisition, as well as approval of the transaction by Platinum Energy’s stockholders. A new date for the special meeting of Platinum stockholders to vote on the proposal to approve the asset acquisition has not yet been set. In addition, the date of record for voting entitlements, which Platinum Energy had previously announced as Friday, July 21, 2006, will be reset. Platinum Energy will announce the new date of record prior to, or in conjunction with, announcing the date of the special meeting.

Mark Nordlicht, Chairman of Platinum Energy, said, “We believe that the restructuring of the transaction will provide additional value to Platinum Energy stockholders and to Tandem stockholders after the liquidation. Platinum stockholders will have the comfort that Tandem’s most senior personnel will stay active and involved in ensuring the maximization of value of Tandem properties and Tandem stockholders will now have the opportunity to share in the prospects of our company. In addition, the stock consideration payable in the restructured transaction reduces the outlay of cash and the availability of such cash will enable Platinum Energy to take further steps to maximize shareholder value.”

According to Tim Culp, CEO of Tandem, “The restructuring of the transaction is beneficial to both companies and their stockholders. We expect that Platinum Energy will be able to increase value to its stockholders by deploying substantial additional investment in drilling and property development. At the same time, the Tandem stockholders will have the opportunity to continue to stay invested in the future of Platinum Energy or sell their shares in the open market. Speaking for the entire Tandem management team, we are enthusiastic about continuing to stay actively involved and working together with the Platinum Energy management team to build a successful company.”

Barry Kostiner, CEO of Platinum Energy, added, “We continue to be enthusiastic about using the Tandem acquisition as a platform for applying hedge financing techniques to increase returns and lock in profits. The operational expertise of Tandem’s management represents a great synergy with our financially based strategy.”

For additional information, please visit the Platinum Energy Resources web site at http://www.platenergy.com/. The web site also contains a webcast of the Company's IPAA presentation from April 10, 2006, as well as the revised preliminary proxy statement.

About Platinum Energy

Platinum Energy Resources, based in Montvale, New Jersey, is a special purpose acquisition corporation seeking to acquire assets or operating businesses in the global oil and gas exploration and production industry. Platinum Energy anticipates aggressively building a portfolio of assets using multiple acquisitions subsequent to its first. Platinum Energy’s strategy calls for the use of hedge financing to maximize profit and reduce risk resulting from volatile energy markets.

Platinum Energy was incorporated in April 2005 to acquire an operating business in the energy industry. Platinum Energy completed its initial public offering on October 24, 2005, receiving net proceeds of approximately $106 million through the sale of 14.4 million units of its securities at $8.00 per unit. Each unit is comprised of one share of Platinum Energy common stock and one redeemable and convertible common stock purchase warrant with an exercise price of $6.00. Platinum Energy holds over $105 million in a trust account maintained by an independent trustee, which will be released to Platinum upon the closing of a business combination.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this press release may include statements about future financial and operating results and about the proposed acquisition by Platinum Energy of the assets of Tandem Energy Corporation, a wholly-owned subsidiary of Tandem Energy Holdings, Inc.  These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if Platinum Energy does not receive required stockholder approval or fails to satisfy other conditions to closing, the transaction will not be consummated. In any forward-looking statement in which Platinum Energy or Tandem Energy expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. All forward-looking statements included in this press release are based on information available to Platinum Energy and Tandem Energy on the date hereof. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in the U.S. and abroad; changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which Tandem Energy and TEC are engaged; fluctuations in oil and gas prices and in customer demand; management of rapid growth; intensity of competition; general economic conditions; as well as other relevant risks detailed in Platinum Energy's filings with the Securities and Exchange Commission. The information regarding Tandem Energy and TEC contained in this press release has been provided by Tandem. Further, the information set forth herein should be read in light of such risks. Neither Platinum Energy nor Tandem Energy assumes any obligation to update the information contained in this press release.

Additional Information and Where to Find It

Platinum Energy Resources, Inc. intends to file with the Securities and Exchange Commission a registration statement on Form S-4 and a related revised proxy statement/prospectus in connection with the transaction as restructured. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND RELATED PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED ASSET ACQUISITION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement prospectus (when it is available) and other documents filed by Platinum Energy with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at http://www.sec/gov. Free copies of the proxy statement/ prospectus, once available, and other documents may also be obtained free of charge from Platinum Energy’s investor relations at alan@cjpcom.com or by directing a request to Platinum Energy Resources, Inc., 25 Phillips Parkway, Montvale, NJ 07645.

Platinum Energy and its directors, officers and other employees may be deemed to be participants in the solicitation of proxies from the stockholders of Platinum Energy with respect to the transactions contemplated by the asset acquisition agreement. Information regarding Platinum Energy’s officers and directors will be included in the proxy statement/ prospectus. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in other relevant materials to be filed with the Securities and Exchange Commission when they become available.

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Source: Platinum Energy Resources, Inc.